As filed with the Securities and Exchange Commission on July 31, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PENFORD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	91-1221360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher L. Lawlor
Vice President—Human Resources, General Counsel and Secretary
Penford Corporation
7094 S. Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Name, address, including zip code, and telephone number, including area code of agent for service)

With Copies to:

John R. Thomas
Perkins Coie LLP
1120 N.W. Couch, Tenth Floor
Portland, Oregon 97209
(503) 727-2000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
	Aggregate	Amount of
	Offering	Registration
Title of Each Class of Securities to be Registered	Price (1)(2)(3)(4)	Fee
Common stock (5), par value $1.00 per share
Preferred Stock, par value $1.00 per share
Senior or Subordinated Debt Securities
Convertible Debt Securities
TOTAL	$100,000,000	$3,070

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.(D) to Form S-3.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000 or the equivalent thereof in foreign currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $100,000,000 or the equivalent thereof in foreign currencies, less the dollar amount of any other securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	There is being registered hereunder such indeterminate number or amount of shares of common stock, shares of preferred stock, and debt securities of Penford Corporation (“Penford”) as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(5)	Associated with the common stock of Penford are rights to purchase common stock of Penford pursuant to Penford’s rights plan that will not be exercisable or evidenced separately from the common stock of Penford prior to the occurrence of certain events. No separate consideration will be received by Penford for the initial issuance of the rights to purchase its common stock.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registrant Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated July 31, 2007
Information contained herein is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS
$100,000,000
OFFERED BY
PENFORD CORPORATION
Common Stock
Preferred Stock
Senior or Subordinated Debt Securities
Convertible Debt Securities
     We may use this prospectus to offer from time to time
•	shares of our common stock

•	shares of our preferred stock, or

•	debt securities, consisting of notes, debentures or other evidences of indebtedness, including senior debt securities, subordinated debt securities and indebtedness convertible into equity securities, in one or more series.
     In addition, certain selling securityholders may use this prospectus to offer securities for their own accounts.
     We refer to the common stock, the preferred stock and the debt securities in this prospectus collectively as the “securities.” We, or the selling securityholders, will offer the securities at an aggregate initial offering price of up to $100,000,000 at prices and on terms that we will determine in light of market conditions at the time of sale. We, or the selling securityholders, will provide specific information on the number of securities offered and the price and terms of the offered securities in one or more prospectus supplements.
     This prospectus describes some of the general terms that may apply to these securities. We, or the selling securityholders, will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     We, or the selling securityholders, may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers or shareholders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
     To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
     Our common stock is quoted on the Nasdaq Global Market under the symbol “PENX.” On July 30, 2007, the last sale price of the shares as reported on the Nasdaq Global Market was $34.58 per share.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN ‘‘RISK FACTORS’’ ON PAGE 4. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __, 2007.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) using the “shelf” registration process. By using a shelf registration statement, we or our selling securityholders may offer and sell, from time to time, in one or more offerings the securities described in this prospectus up to an aggregate amount of $100,000,000 or the equivalent in foreign denominated currencies.
This prospectus provides you with a general description of the securities we may offer. The general description contained in this prospectus is not meant to be complete. Each time we or our selling securityholders offer to sell securities under this prospectus, we or our selling securityholders, as applicable, will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Copies of the registration statement together with its exhibits may be inspected or obtained as described in the section entitled “Where You Can Find More Information.” Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the registration statement.
You should rely only on the information contained or incorporated by reference in this prospectus, the registration statement and any accompanying prospectus supplement or amendment to the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
Neither we nor our selling securityholders are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at no charge from the SEC’s website at www.sec.gov and under the “Investor Relations” section of our website at www.penx.com. Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:
•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2006 filed on November 14, 2006;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended November 30, 2006 filed on January 9, 2007; February 28, 2007 filed on April 9, 2007; and May 31, 2007 filed on July 10, 2007.

•	Our Current Reports on Form 8-K filed on September 29, 2006, October 10, 2006, November 3, 2006, November 13, 2006, January 10, 2007, April 10, 2007, and July 2, 2007 (other than information furnished pursuant to Item 2.02 and Item 9.01); and

•	The description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on March 5, 1984, and Form 8-A/A filed on May 5, 1997, including any amendment or report filed for the purpose of updating such description.
     We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 on Form 8-K or other information “furnished” to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements.
     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Penford Corporation, Attention: Corporate Secretary, 7094 S. Revere Parkway, Centennial, CO 80112-3932 and our telephone number is (303) 649-1900.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and information that is based on management’s belief as well as assumptions made by and information available to management. The Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or in any document incorporated by reference are forward-looking. Words such as “anticipate,” “estimate,” “project,” “forecast,” “intend,” “plan,” “believe,” “expect” and similar expressions reflect forward-looking statements, but the absence of these words does not mean the statement is not forward- looking. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our expectations may not prove correct. Our forward-looking statements are subject to risks, uncertainties and assumptions. Actual results may differ materially from those we forecast in forward-looking statements due to a variety of factors, including those set forth in the section entitled “Risk Factors” below and in the documents we have incorporated by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected, forecasted or expected. We do not intend to update any forward-looking statements as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect to other forward-looking statements.
OUR BUSINESS
     You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus, in the prospectus supplements or incorporated herein or therein by reference.
     Penford Corporation (which, together with its subsidiary companies, we refer to as “Penford,” “we,” “us”or “our”) is a developer, manufacturer and marketer of specialty natural-based ingredient systems for industrial and food applications. Penford is a Washington corporation originally incorporated in September 1983. We commenced operations as a publicly-traded company on March 1, 1984. We operate manufacturing facilities in the United States, Australia and New Zealand.
     We use our carbohydrate chemistry expertise to develop ingredients with starch as a base for value-added applications in several markets, including papermaking and food products. We manage our business in three segments. The first two, industrial ingredients and food ingredients, are broad categories of end-market users, primarily served by our U.S. operations. The third segment consists of geographically separate operations in Australia and New Zealand. The Australian and New Zealand operations are engaged primarily in the food ingredients business.
     Our family of products provides functional characteristics to customers’ products. Carbohydrate-based specialty starches possess binding and film-forming attributes that provide convenient and cost-effective solutions that make customers’ products perform better. We have extensive research and development capabilities, which are used in understanding the complex chemistry of carbohydrate-based materials and their application.
     In June 2006, we announced plans to invest $42 million for up to 40 million gallons of ethanol production capacity per year at our Cedar Rapids, Iowa facility. Construction of the facility is on schedule and we expect the facility to be producing ethanol by the end of calendar year 2007. The designed capacity has been expanded to 45 million gallons with construction cost estimates maintained at $1.00 to $1.05 per gallon. Approximately 70% of the total construction expenses have been committed as of May 31, 2007. We refinanced our credit facility in October 2006 and obtained a $45 million capital expansion loan commitment maturing December 2012 to finance construction of the ethanol plant.

Our Corporate Information
     Our principal executive offices are located at 7094 S. Revere Parkway, Centennial, CO 80112-3932 and our telephone number is (303) 649-1900. Our website is located at www.penx.com. Information contained on our website does not constitute, and shall not be deemed to constitute, part of this prospectus and shall not be deemed to be incorporated by reference into the registration statement of which this prospectus is a part.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under ‘‘Risk Factors’’ in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
USE OF PROCEEDS
     Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
     We will not receive any proceeds from the sale of securities by any selling security holders.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

		Years Ended August 31,
	Nine Months Ended
	May 31, 2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	2.96x	1.66x	n/a	1.81x	2.59x	1.62x

Deficiency of earnings to fixed charges (000’s)	n/a	n/a	$2,353	n/a	n/a	n/a

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges, less interest capitalized. Fixed charges consist of interest expensed and capitalized, including the amortization of debt issuance costs, and the portion of rental expense representative of the interest factor. We do not have any outstanding preferred stock so our ratios of earnings to fixed charges and preferred share dividends would be the same as the ratios included in the table above. The deficiency of earnings to fixed charges represents the amount by which our earnings would need to increase to create a one-to-one ratio of earnings to fixed charges. The information in the table above should be read in conjunction with our consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by us with the SEC. Please refer to Exhibit 12.1 filed with the registration statement of which this prospectus constitutes a part for additional information regarding the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK
The following description discusses the general terms of the common stock and preferred stock that we may issue. The prospectus supplement relating to a particular series of preferred stock will describe various other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of the series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter.
General
     As of the date of this prospectus, our authorized capital stock consists of:
•	29,000,000 shares of common stock, par value $1.00 per share, of which 9,108,317 shares were outstanding as of July 27, 2007; and

•	1,000,000 shares of preferred stock, par value $1.00 per share, none of which have been issued.
     Set forth below is a summary description of all the material terms of our capital stock. This description is qualified in its entirety by reference to our articles of incorporation and bylaws, a copy of each of which is incorporated as an exhibit to the registration statement of which this prospectus is a part, and by the provisions of applicable law.
Common Stock
     Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. No shares of our common stock are subject to redemption or have preemptive rights.
     Subject to any preference rights of holders of our preferred stock, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, our holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.
Preferred Stock
     Our board of directors may authorize, without action by our shareholders, the issuance of preferred stock in one or more series and may fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions thereof, including, without limitation:
•	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

•	the dividend rate (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights, subject to the limitation, with specified exceptions, that our preferred stock may not have more than one vote per share;

•	rights and terms of redemption (including sinking fund provisions, if any);

•	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

•	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Shareholders Rights Plan
     On June 3, 1988, we declared a dividend of one right for each outstanding share of our common stock. Effective April 30, 1997, we amended the original rights in their entirety. The rights will become exercisable if a purchaser acquires, or makes an offer to acquire, 15% of our common stock. In that event, the holder of each share of our common stock, other than the acquirer, is entitled to purchase, for each share held, one share of our common stock at a price of $100 per share. If we are acquired in a merger or transfer 50% or more of our assets or earnings to any one entity, each right entitles the holder to purchase common stock of the surviving or purchasing company having a market value of twice the exercise price of the right. The rights may be redeemed by us at a price of $0.01 per right and expire on June 16, 2008.

Anti-takeover Provisions
     Washington Anti-takeover Law
     Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:
•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.
     After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.
     Anti-takeover Effects of Provisions of Our Articles of Incorporation and Bylaws
     Provisions of our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. In particular, our articles of incorporation provide that, subject to specified exceptions, any “major transaction” requires the affirmative vote of the holders of not less than 80% of our outstanding voting stock, which must include the affirmative vote of at least 50% of the outstanding voting stock held by shareholders other than the “related person” involved in the transaction. A “related person” is any person or entity who is the beneficial owner of 20% or more of the outstanding shares of our voting stock. A “major transaction” is any merger or consolidation into a related person, any sale or transfer of a substantial part of our assets to the related person, any issuance of our securities to the related person, and any various other transactions specified in our articles of incorporation.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Mellon Investor Services.
DESCRIPTION OF DEBT SECURITIES
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. The debt securities will be issued under an indenture entered into between us and a trustee to be named in the indenture.
     The indenture or form of indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions in the indenture of certain terms.

General
     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Penford. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
     The indenture does not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture and will be equal in ranking.
     The senior indebtedness issued pursuant to the indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the indenture.
     Additionally, the senior indebtedness will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of any subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.
Prospectus Supplement
     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which the rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which the date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of the payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to the obligation, and the other terms and conditions of the obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default , if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not the events of default or covenants are consistent with those contained in the indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the debt securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any changes necessary to issue the debt securities of any particular series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount of the debt securities due and payable because of an event of default;

•	the depositary for global or certificated debt securities;

•	any federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other specific terms of the debt securities, including any modifications to the Events of Default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which an election is to be made and the amounts payable (or the manner in which the amount shall be determined);

•	the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities, which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount shall be determined).
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.
     Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
     Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.
     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.
PLAN OF DISTRIBUTION
     We, or any selling securityholders, may distribute the offered securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We, or any selling securityholders, may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents. We, or any selling securityholders, will name any underwriter or agent involved in the offer and sale of the offered securities in a prospectus supplement.
     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell the securities at market prices, at prices related to market prices or at negotiated prices. We, or any selling securityholders, also may authorize underwriters acting as our respective agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, we, or any selling securityholders, may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities offered in the prospectus supplement may be listed.
     Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling securityholders, as applicable, may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and reimbursement for certain expenses.
     We or any selling securityholders, as applicable, will indicate the extent to which we anticipate that a secondary market for the securities will be available in a prospectus supplement. Our common stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange.
     This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.
SELLING SECURITYHOLDERS
     Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act that are incorporated by reference into this prospectus.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities issued under this prospectus will be passed upon by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of Penford Corporation appearing in Penford Corporation’s Annual Report (Form 10-K) for the year ended August 31, 2006, and Penford Corporation management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PENFORD CORPORATION
Common Stock
Preferred Stock
Senior or Subordinated Debt Securities
Convertible Debt Securities

PROSPECTUS

_________, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee. All of these fees and expenses will be borne by the registrant.

Amount
to be Paid
SEC registration fee		$3,070

Printing fees	$	*

Legal fees and expenses	$	*

Accounting fees and expenses	$	*

Trustees’ and Transfer Agents’ fees and expenses	$	*

Miscellaneous	$	*

Total	$	*

*	To be provided by amendment.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and our articles of incorporation and bylaws.
     We are a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (or the WBCA) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, the approval of distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     Article XIV of the Articles of Incorporation of Penford authorizes Penford to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. We may also indemnify our directors and officers against liability they may incur for serving in those capacities pursuant to a liability insurance policy we maintain for this purpose.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable.
ITEM 16. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2006).

3.2	Bylaws of the Registrant, as amended, restated as of October 28, 2005 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2005).

3.3	Section 3.2 of the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 3, 2005).

3.4	Amendment to Articles of Incorporation creating Preferred Stock.*

4.4	Form of Indenture.**

5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.**

12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).**

24.1	Power of Attorney (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.*

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be filed by amendment.
ITEM 17. UNDERTAKINGS.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Centennial, State of Colorado, on July 31, 2007.

PENFORD CORPORATION
By:	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

Date: July 31, 2007
     Each person whose individual signature appears below hereby authorizes and appoints Thomas D. Malkoski, Steven O. Cordier and Christopher L. Lawlor, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, this registration statement, any and all amendments and post-effective amendments to this registration statement and any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated below on the 31st day of July, 2007.

Signature	Title
/s/ Thomas D. Malkoski Thomas D. Malkoski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven O. Cordier Steven O. Cordier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul H. Hatfield Paul H. Hatfield	Chairman of the Board of Directors

/s/ William E. Buchholz William E. Buchholz	Director

/s/ Jeffrey T. Cook Jeffrey T. Cook	Director

/s/ R. Randolph Devening R. Randolph Devening	Director

/s/ John C. Hunter III John C. Hunter III	Director

/s/ Sally G. Narodick Sally G. Narodick	Director

/s/ James E. Warjone James E. Warjone	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2006).

3.2	Bylaws of the Registrant, as amended, restated as of October 28, 2005 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended August 31, 2005).

3.3	Section 3.2 of the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 3, 2005).

3.4	Amendment to Articles of Incorporation creating Preferred Stock.*

4.4	Form of Indenture.**

5.1	Opinion of Perkins Coie LLP with respect to the legality of the securities being registered.**

12.1	Statement on the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).**

24.1	Power of Attorney (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.*

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be filed by amendment.